AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2005
                                                         REGISTRATION NO. 333-

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                     THE PNC FINANCIAL SERVICES GROUP, INC.

            (Exact name of Registrant as Specified in Its Charter)

            PENNSYLVANIA                       25-1435979
          (State or Other                   (I.R.S. Employer
         Jurisdiction of                  Identification Number)
          Incorporation or
           Organization)

                                  ONE PNC PLAZA
                                249 FIFTH AVENUE
                       PITTSBURGH, PENNSYLVANIA 15222-2707
                                 (412) 762-2000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              -------------------

                               RICHARD J. JOHNSON
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                     THE PNC FINANCIAL SERVICES GROUP, INC.
                                  ONE PNC PLAZA
                                249 FIFTH AVENUE
                       PITTSBURGH, PENNSYLVANIA 15222-2707
                                 (412) 762-2000
   (Name, Address, Including Zip Code, and Telephone Number, Including Area
                           Code, of Agent for Service)

                                    COPY TO:

                             NICHOLAS G. DEMMO, ESQ.
                         WACHTELL, LIPTON, ROSEN & KATZ
                               51 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 403-1381
                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                                            ------------------

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           ----------------------

   If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. /X/

   If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. / /

                              -------------------

                         CALCULATION OF REGISTRATION FEE

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                                               PROPOSED  PROPOSED
                                    AMOUNT TO  MAXIMUM   MAXIMUM
                                        BE     OFFERING  AGGREGATE   AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES  REGISTERED   PRICE   OFFERING  REGISTRATION
         TO BE REGISTERED              (2)     PER SHARE PRICE(3)       FEE
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Common Stock, $5.00 par value (1)... 701,622     N/A   $45,016,067.52  $4,816.72
--------------------------------------------------------------------------------
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     (1)  Each share of common stock includes a Preferred Share Purchase Right pursuant to Registrant's Rights Agreement. Prior to the occurrence of certain events, none of which have occurred as of the date hereof, the Preferred Share Purchase Rights will not be exercisable or evidenced separately from the common stock.

     (2) This registration statement relates to the resale by the selling shareholders named herein of the shares of common stock listed above. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

     (3) Estimated solely for the purpose of calculating the registration fee pursuant to Section 457(c) of the Securities Act, as amended. The proposed maximum aggregate offering price is based on the number of shares of common stock listed above and $64.16, the average of the high and low sales prices per share of The PNC Financial Services Group, Inc. common stock as reported on The New York Stock Exchange on December 23, 2005.

                     THE PNC FINANCIAL SERVICES GROUP, INC.
                                  COMMON STOCK
                              ------------------

      This prospectus relates to 701,622 shares of common stock of The PNC Financial Services Group, Inc. that may be offered for sale from time to time by some of our current shareholders. The selling shareholders acquired the shares of PNC common stock that may be offered and sold under this prospectus in connection with our acquisition of Harris Williams & Co., a leading mergers and acquisitions advisor to middle market companies.

      The selling shareholders will receive all of the proceeds from the sale of shares under this prospectus; we will not receive any proceeds from those sales.

      After registration, the selling shareholders may sell the shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The shares of common stock may be sold at the market price at the time of such sale, at prices relating to the market price over a period of time or at prices negotiated with the buyers of the shares.

      Our common stock is listed on the New York Stock Exchange under the symbol "PNC." On December 28, 2005, the closing price of our common stock on the New York Stock Exchange was $62.99 per share.

      These securities are not savings or deposit accounts or other obligations of any bank, and they are not insured by the Federal Deposit Insurance Corporation or any other insurer or governmental agency.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS DECEMBER 29, 2005.

                                TABLE OF CONTENTS

                                                                            PAGE
ABOUT THIS PROSPECTUS....................................................   3
WHERE YOU CAN FIND MORE INFORMATION......................................   3
INCORPORATED DOCUMENTS...................................................   4
CAUTIONARY STATEMENT REGARDING FORWARD-
LOOKING INFORMATION......................................................   5
THE PNC FINANCIAL SERVICES GROUP, INC....................................   7
SELLING SHAREHOLDERS; PLAN OF DISTRIBUTION...............................   7
USE OF PROCEEDS..........................................................   10
INDEMNIFICATION PROVISIONS...............................................   10
LEGAL OPINIONS...........................................................   11
EXPERTS..................................................................   11

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, the selling shareholders may from time to time sell the shares of PNC common stock described in this prospectus.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement is correct as of any time subsequent to the date of such information.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, that registers the offer and sale of PNC common stock by the selling shareholders. This prospectus constitutes part of the registration statement. The registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, contains additional relevant information about us and the securities not included in this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. In addition, PNC files annual, quarterly and current reports, proxy statements and other information with the SEC.

      You may read and copy this information and the registration statement at the SEC's Public Reference Room, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330.

      The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers of securities, like us, who file such material electronically with the SEC. The address of that web site is http://www.sec.gov. You also can inspect such reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our common stock and certain series of our preferred stock are listed on the New York Stock Exchange.

                             INCORPORATED DOCUMENTS

      The SEC allows us to "incorporate by reference" into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated is considered part of this prospectus, except for any information that is superseded by information that is included in this document or in a later filed document.

      This prospectus incorporates by reference the documents listed below that PNC previously filed with the SEC. They contain important information about us.

COMPANY SEC FILINGS                              PERIOD
----------------------------------  --------------------------------------------
Annual Report on Form 10-K          Year ended December 31, 2004 (as updated by
                                    our Current Report on Form 8-K filed on
                                    December 29, 2005)
Quarterly Report on Form 10-Q       Periods ended March 31, 2005, June 30, 2005
                                    and September 30, 2005
Current Reports on Form 8-K         Date of event: February 10, 2005, February
                                    15, 2005, March 10, 2005, April 26, 2005,
                                    July 19, 2005, August 25, 2005, December 9,
                                    2005, December 14, 2005 and December 28,
                                    2005 (the Current Report dated December 28,
                                    2005 updates the historical financial
                                    statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 to reflect updated business segment reporting disclosures)

The description of PNC common
stock set forth in the
registration statement on
Form 8-A filed pursuant to
Section 12 of the Exchange Act,
including any amendment or report
filed with the SEC for the purpose
of updating this description.

The description of the rights
agreement, contained in a
registration statement on Form
8-A filed pursuant to Section
12 of the Exchange Act, including
any amendment or report filed
with the SEC for the purpose of
updating this description.

     We also incorporate by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of this offering. Any report, document or portion thereof that is furnished to, but not filed with, the SEC is not incorporated by reference.

      You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in the document. You can obtain documents incorporated by reference by requesting them from us, either orally or in writing. Requests for such documents should be directed to:
Computershare Investor Services, LLC, P.O. Box 3504, Chicago, Illinois 60690-3504, or via email at web.queries@computershare.com, or by calling 800-982-7652. You can also obtain these documents on or through our Internet website at www.pnc.com, and from the sources referenced above under "Where You Can Find More Information."

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

      We make statements in this prospectus, in accompanying prospectus supplements, if any, and in the SEC filings incorporated by reference into this prospectus regarding our outlook or expectations for earnings, revenues, expenses and/or other matters regarding or affecting PNC that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project" and other similar words and expressions.

      Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements, and future results could differ materially from our historical performance.

      In addition to factors that we disclose elsewhere in this prospectus, in accompanying prospectus supplements and in our SEC filings incorporated by reference into this prospectus, our forward-looking statements are subject to, among others, the following risks and uncertainties, which could cause actual results or future events to differ materially from those that we anticipated in our forward-looking statements or from our historical performance:

     o changes in political, economic or industry conditions, the interest rate environment, or the financial and capital markets (including as a result of actions of the Federal Reserve Board affecting interest rates, the money supply, or otherwise reflecting changes in monetary policy), which could affect: (a) credit quality and the extent of our credit losses; (b) the extent of funding of our unfunded loan commitments and letters of credit; (c) our allowances for loan and lease losses and unfunded loan commitments and letters of credit; (d) demand for our credit or fee-based products and services; (e) our net interest income; (f) the value of assets under management and assets serviced, of private equity investments, of other debt and equity investments, of loans held for sale, or of other on-balance sheet or off-balance sheet assets; or (g) the availability and terms of funding necessary to meet our liquidity needs;

     o the impact on us of legal and regulatory developments, including the following: (a) the resolution of legal proceedings or regulatory and other governmental inquiries; (b) increased litigation risk from recent regulatory and other governmental developments; (c) the results of the regulatory examination process, our failure to satisfy the requirements of agreements with governmental agencies, and regulators' future use of supervisory and enforcement tools; (d) legislative and regulatory reforms, including changes to tax laws; and (e) changes in accounting policies and principles, with the impact of any such developments possibly affecting our ability to operate our businesses or our financial condition or results of operations or our reputation, which in turn could have an impact on such matters as business generation and retention, our ability to attract and retain management, liquidity and funding;

     o the impact on us of changes in the nature and extent of our competition;

     o the introduction, withdrawal, success and timing of our business initiatives and strategies;

     o customer acceptance of our products and services, and our customers borrowing, repayment, investment and deposit practices;

     o the impact on us of changes in the extent of customer or counterparty delinquencies, bankruptcies or defaults, which could affect, among other things, credit and asset quality risk and our provision for credit losses;

     o the ability to identify and effectively manage risks inherent in our businesses;

     o how we choose to redeploy available capital, including the extent and timing of any share repurchases and acquisitions or other investments in our businesses;

     o the impact, extent and timing of technological changes, the adequacy of intellectual property protection, and costs associated with obtaining rights in intellectual property claimed by others;

     o the timing and pricing of any sales of loans or other financial assets held for sale;

     o our ability to obtain desirable levels of insurance and to successfully submit claims under applicable insurance policies;

     o the relative and absolute investment performance of assets under management; and

     o the extent of terrorist activities and international hostilities, increases or continuations of which may adversely affect the economy and financial and capital markets generally or us specifically.

      In addition, we grow our business from time to time by acquiring other financial services companies. Acquisitions in general present us with a number of risks and uncertainties related both to the acquisition transactions themselves and to the integration of the acquired businesses into PNC after closing. In particular, acquisitions may be substantially more expensive to complete (including the integration of the acquired company) and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected. As a regulated financial institution, our pursuit of attractive acquisition opportunities could be negatively impacted due to regulatory delays or other regulatory issues. Regulatory and/or legal issues of an acquired business may cause reputational harm to PNC following the acquisition and integration of the acquired business into ours and may result in additional future costs and expenses arising as a result of those issues. Recent acquisitions, including our acquisition of Riggs National Corporation, continue to present the integration and other post-closing risks and uncertainties described above.

      Also, risks and uncertainties that could affect the results anticipated in forward-looking statements or from historical performance relating to our majority-owned subsidiary, BlackRock, Inc., are discussed in more detail in BlackRock's filings with the SEC, accessible on the SEC's website and BlackRock's website at www.blackrock.com.

                     THE PNC FINANCIAL SERVICES GROUP, INC.

      IN THIS PROSPECTUS, REFERENCES TO PNC, "WE" AND "US" REFER TO THE PNC FINANCIAL SERVICES GROUP, INC. AND, WHERE APPLICABLE, ITS SUBSIDIARIES ON A CONSOLIDATED BASIS.

      PNC is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act. PNC was incorporated under Pennsylvania law in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC has diversified its geographic presence, business mix and product capabilities through strategic bank and nonbank acquisitions and the formation of various nonbanking subsidiaries.

      PNC is one of the largest diversified financial services companies in the United States, operating businesses engaged in consumer banking, institutional banking, asset management and global fund processing services. PNC operates directly and through numerous subsidiaries, providing many of our products and services nationally and others in our primary geographic markets in Pennsylvania, New Jersey, Delaware, Ohio, Kentucky and the greater Washington, D.C. region. PNC and its subsidiaries also provide certain asset management and global fund processing services internationally. At September 30, 2005, PNC and its subsidiaries' consolidated assets, deposits, and shareholders' equity were $93.2 billion, $60.2 billion, and $8.3 billion, respectively.

      PNC's principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

                  SELLING SHAREHOLDERS; PLAN OF DISTRIBUTION

      SELLING SHAREHOLDERS. The selling shareholders acquired the shares of PNC common stock that may be offered and sold under this prospectus from us in connection with our acquisition of Harris Williams & Co., a leading mergers and acquisitions advisor to middle market companies. As part of our agreement with the selling shareholders in connection with that acquisition, we agreed to file this registration statement relating to the offer and sale by the selling shareholders of the shares of PNC common stock that they received in the acquisition. Our registration of these shares for sale by the selling shareholders does not necessarily mean that the selling shareholders will sell any or all of the shares.

      The following table sets forth certain information about the beneficial ownership of each selling shareholder. The tabular information below assumes that all of the shares listed below will be offered and sold by the selling shareholders to unaffiliated third parties. However, because the selling shareholders may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that each selling shareholder may hold after completion of the offering cannot be determined at this time. Information concerning the selling shareholders may change from time to time and, to the extent required, will be set forth in supplements or amendments to this prospectus or in information incorporated by reference into this prospectus.

--------------------------------------------------------------------------------
                                  SHARES             NUMBER OF       SHARES
      NAME                     BENEFICIALLY           SHARES      BENEFICIALLY
                                  OWNED               BEING          OWNED
                              BEFORE OFFERING         OFFERED    AFTER OFFERING
--------------------------------------------------------------------------------
                              NUMBER   PERCENT                   NUMBER  PERCENT
--------------------------------------------------------------------------------
H. Hiter Harris III           94,813      *            94,813      0        *
--------------------------------------------------------------------------------
Christopher H. Williams       94,813      *            94,813      0        *
--------------------------------------------------------------------------------
Dena Frith Moore              51,803      *            51,803      0        *
--------------------------------------------------------------------------------
Tiffany B.Armstrong          116,523      *           116,523      0        *
--------------------------------------------------------------------------------
Edward W. Valentine          116,523      *           116,523      0        *
--------------------------------------------------------------------------------
William E. Roman              30,780      *            30,780      0        *
--------------------------------------------------------------------------------
Turner A.M. Bredrup           32,023      *            32,023      0        *
--------------------------------------------------------------------------------
R. Giles Tucker               29,506      *            29,506      0        *
--------------------------------------------------------------------------------
Jeffery M. Bistrong            9,904      *             9,904      0        *
--------------------------------------------------------------------------------
Peter H. Bowles                9,397      *             9,397      0        *
--------------------------------------------------------------------------------
Michael J. Hogan               9,397      *             9,397      0        *
--------------------------------------------------------------------------------
Todd D. Morris                 9,397      *             9,397      0        *
--------------------------------------------------------------------------------
Bram C. Hall                   9,397      *             9,397      0        *
--------------------------------------------------------------------------------
Derek M. Lewis                 9,397      *             9,397      0        *
--------------------------------------------------------------------------------
J. Cheairs Porter              8,211      *             8,211      0        *
--------------------------------------------------------------------------------
Patrick J. Crocker             8,448      *             8,448      0        *
--------------------------------------------------------------------------------
John Neuner                    8,297      *             8,297      0        *
--------------------------------------------------------------------------------
Philip M. Ivey                 8,297      *             8,297      0        *
--------------------------------------------------------------------------------
Robert M. Baltimore            8,448      *             8,448      0        *
--------------------------------------------------------------------------------
Gregory M. Creamer             8,297      *             8,297      0        *
--------------------------------------------------------------------------------
John G. Arendale               8,297      *             8,297      0        *
--------------------------------------------------------------------------------
James T. Clark                 7,604      *             7,604      0        *
--------------------------------------------------------------------------------
Paul A. Meyer                  2,410      *             2,410      0        *
--------------------------------------------------------------------------------
M. Peter Feer                  2,410      *             2,410      0        *
--------------------------------------------------------------------------------
Derek M. Swaim                 2,410      *             2,410      0        *
--------------------------------------------------------------------------------
John C. Dickinson              2,410      *             2,410      0        *
--------------------------------------------------------------------------------
Andrew G. Spitzer              2,410      *             2,410      0        *
--------------------------------------------------------------------------------

------------------------
* LESS THAN ONE PERCENT.

      PLAN OF DISTRIBUTION. As used below, "selling shareholders" includes the individuals listed in the table above and donees, pledges, transferees or other successors in interest selling shares received from a selling shareholder (including the named selling shareholders) after the date of this prospectus. Selling shareholders from time to time may sell the shares being offered hereby on the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise. The shares may be sold by the selling shareholders by one or more of the following methods, without limitation:

     o block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     o an exchange distribution in accordance with the rules of such exchange;

     o ordinary brokerage transactions and transactions in which a broker solicits purchasers;

     o    privately negotiated transactions;

     o    short sales;

     o    through the writing of options on the shares;

     o in one or more underwritten offerings on a firm commitment or best efforts basis; and

     o    a combination of any such methods of sale.

      The shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders or the purchasers of shares for whom such broker-dealers act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share, and to the extent such broker-dealer is unable to do so, acting as agent for a selling shareholder, such broker-dealer may purchase, as principal, any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions on the New York Stock Exchange at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

      From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledges, secured parties or persons to whom such securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. The number of a selling shareholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for such selling shareholder's shares will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell short PNC common stock, and in such instances, this prospectus may be delivered in connection with such short sales and the shares offered under this prospectus may be used to cover such short sales.

      A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of PNC common stock in the course of hedging the positions they assume with such selling shareholder, including, without limitation, in connection with distributions of the common stock by such broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares. A selling shareholder may also loan or pledge the shares offered hereby to a broker-dealer, and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.

      The selling shareholders and any broker-dealers or agents that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

      Costs, expenses and fees to be incurred by the selling shareholders in connection with the sale of the shares offered hereby, including all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. We will pay the fees and expenses relating to the registration with the SEC of the sale of the shares by the selling shareholders.

                                 USE OF PROCEEDS

          All shares of common stock sold pursuant to this prospectus will be sold by the selling shareholders and PNC will not receive any of the proceeds from such sales.

                           INDEMNIFICATION PROVISIONS

      Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988, which we refer to as the PBCL, we have the power to indemnify our directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, that the director or officer had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

      Section 1746 of the PBCL provides that these statutory indemnification provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      Our By-Laws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification. Our By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to these indemnification provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL OPINIONS

      The validity of the shares of common stock described in this prospectus will be passed upon for us by George P. Long, III, Esq., Senior Counsel of PNC, One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222. Mr. Long beneficially owns, or has rights to acquire, an aggregate of less than 1% of PNC's common stock.

                                     EXPERTS

      The consolidated financial statements and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from PNC's Current Report on Form 8-K filed on December 28, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following expenses will be incurred by The PNC Financial Services Group, Inc. in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration fee                                                 $     4,817
Legal Fees and Expenses                                               20,000*
Printing                                                               1,000*
Accounting Fees                                                       10,000*
Miscellaneous                                                          5,000*
                                                                 ------------
   Total                                                         $    40,817
                                                                 ------------
                                                                 ------------

------------------------
*     Estimated.




ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444) ("1988 BCL"), we have the power to indemnify our directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, that the director or officer had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

      Section 1746 of the 1988 BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      Our By-Laws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification. Our By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law.

      PNC has purchased directors' and officers' liability insurance covering certain liabilities that may be incurred by its directors and officers in connection with the performance of their duties. That insurance covers PNC Funding's directors and officers as well.

ITEM 16.   EXHIBITS

      The exhibits listed on the Exhibit Index beginning on page II-7 of this registration statement are filed herewith, will be filed by amendment, or are incorporated herein by reference to other filings.


ITEM 17.   UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

          (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

               (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, and Commonwealth of Pennsylvania, on the 28th day of December, 2005.


                               THE PNC FINANCIAL SERVICES
                                   GROUP, INC.


                               By: /s/ Richard J. Johnson
                                  ----------------------------------------------
                                  Richard J. Johnson
                                  SENIOR VICE PRESIDENT AND
                                  CHIEF FINANCIAL OFFICER


                                POWER OF ATTORNEY

      Each person whose signature appears below appoints James E. Rohr, Richard
J. Johnson, and each and either of them, such individual's true and lawful attorney-in-fact and agent, with full power or substitution in such person's name, place and stead, in any and all capacities to sign any amendments to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney is valid as of its execution, until its withdrawal.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                     TITLE                      DATE
---------------------------  -------------------------     -----------------


/s/ James E. Rohr
---------------------------  Chairman, Chief Executive     December 28, 2005
    James E. Rohr               Officer and Director
                                (Principal Executive
                                       Officer)


/s/ Richard J. Johnson
---------------------------  Senior Vice President and     December 28, 2005
    Richard J. Johnson        Chief Financial Officer
                              (Principal Financial
                                    Officer)


/s/ Samuel R. Patterson
---------------------------          Controller            December 28, 2005
    Samuel R. Patterson        (Principal Accounting
                                     Officer)

         SIGNATURE                     TITLE                      DATE
---------------------------  -------------------------     -----------------

/s/ Paul W. Chellgren
---------------------------           Director            December 28, 2005
    Paul W. Chellgren


/s/ Robert N. Clay
---------------------------           Director            December 28, 2005
    Robert N. Clay


/s/ J. Gary Cooper
---------------------------           Director            December 28, 2005
    J. Gary Cooper


/s/ George A. Davidson, Jr.
---------------------------           Director            December 28, 2005
    George A. Davidson, Jr.

/s/ Richard B. Kelson
---------------------------           Director            December 28, 2005
    Richard B. Kelson

/s/ Bruce C. Lindsay
---------------------------           Director            December 28, 2005
    Bruce C. Lindsay

/s/ Anthony A. Massaro
---------------------------           Director            December 28, 2005
    Anthony A. Massaro

/s/ Thomas H. O'Brien
---------------------------           Director            December 28, 2005
    Thomas H. O'Brien


---------------------------           Director            December   , 2005
    Jane G. Pepper

/s/ Lorene K. Steffes
---------------------------           Director            December 28, 2005
    Lorene K. Steffes

         SIGNATURE                     TITLE                      DATE
---------------------------  -------------------------     -----------------


/s/ Dennis F. Strigl
---------------------------           Director            December 28, 2005
    Dennis F. Strigl

/s/ Stephen G. Thieke
---------------------------           Director            December 28, 2005
    Stephen G. Thieke

/s/ Thomas J. Usher
---------------------------           Director            December 28, 2005
    Thomas J. Usher

/s/ Milton A. Washington
---------------------------           Director            December 28, 2005
    Milton A. Washington

/s/ Helge H. Wehmeier
---------------------------           Director            December 28, 2005
    Helge H. Wehmeier

                                  EXHIBIT INDEX

 EXHIBIT
   NO               NAME OF DOCUMENT                   METHOD OF FILING
--------      -----------------------------   ----------------------------------
   3.1        Articles of Incorporation of    Incorporated herein by
              The PNC Financial Services      reference to Exhibit 3.3 of
              Group, Inc., as amended         the Current Report on Form
                                              8-K dated August 25, 2005
                                              (File No. 001-09718).

   3.2        By-laws of The PNC Financial    Incorporated herein by
              Services Group, Inc., as        reference to Exhibit 3.5 of
              amended                         the Quarterly Report on Form
                                              10-Q for the Quarter ended
                                              September 30, 2005 (File No.
                                              001-09718).

   4.1        Form of Certificate for         Incorporated herein by
              Common Stock                    reference to Exhibit 4.1 of
                                              the Registration Statement
                                              on Form S-3 filed September
                                              18, 2001 (Registration No.
                                              333-69576).

   4.2        Rights Agreement between The    Incorporated herein by
              PNC Financial Services Group    reference to Exhibit 1 of
              Inc. and JP Morgan Bank,        the Form 8-A that was filed
              N.A.  dated May 15, 2000        on May 23, 2000 (File No.
                                              001-09718).

   4.3        First Amendment to Rights       Incorporated herein by
              Agreement between the           reference to Exhibit 4.8 of
              Corporation, the Chase          the Annual Report on Form
              Manhattan Bank, and             10-K for the year ended
              Computershare Investor          December 31, 2002.
              Services, LLC dated January
              1, 2003

   5.1        Opinion of George P. Long,      Filed herewith.
              III, Esquire, as to the
              legality of the securities
              being registered

  23.1        Consent of Deloitte & Touche    Filed herewith.
              LLP

  23.2        Consent of George P. Long,      Incorporated as part of
              III, Esquire                    Exhibit 5

  24.1        Power of Attorney of certain    Included on the signature
              directors and officers of       page hereto.
              The PNC Financial Services
              Group, Inc.